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                                                                    EXHIBIT 10.5

                   DIRECTOR'S INCENTIVE STOCK OPTION AGREEMENT

THIS AGREEMENT made as of November 10, 1999
BETWEEN:

VIBRO-TECH INDUSTRIES INC., a corporation subsisting under the laws of the state of Delaware, having a place of business at Suite 201-11240 Bridgeport Road, Richmond, British Columbia V6X 1T2

                                 ("Vibro-Tech")

AND:

DR. FU LIN ZHOU, professor and vice-president of the South China Construction University, of No. 248 Guang Yuan Zhong Road, Guangzhou 510405 People's Republic of China

                                  ("Director")

WHEREAS:

     D. The Company's common shares are not traded through the facilities of any exchange or quoted through the facilities of any service; and

B. The Company wishes to grant to the Director in his capacity as a director of a subsidiary of the Company an option to purchase common shares of the Company; and

C. The Purchaser is, or will be, an affiliate of the Company as interpreted under the Securities Act of 1933 (U.S.) by reason of becoming a member of the board of directors of the subsidiary of the Company and by reason of being a "control person" of the Company as defined in applicable securities legislation;

WITNESSES that the parties mutually covenant and agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATION

1.01 In this Agreement, including the recitals and schedules to this Agreement, unless the context otherwise requires:

Director means Dr. Fu Lin Zhou.

Exchange means the OTC Bulletin Board.

Exercise Price means US$0.15 per Optioned Share.

Expiry Date means 5:00 p.m., Vancouver time, on December 31, 2003.

Optioned Shares means 80,000 Shares.

Registrar means the Registrar of Securities under the Securities Act.

Rule 504 means Rule 504 of Regulation D under the Securities Act, as amended from time to time.

Securities Act means the Securities Act of 1933 (U.S.), as amended from time to time.

Share or Shares means a common share or common shares of the Company as constituted on July 1, 1999.

1.02 The captions, section numbers and article numbers appearing in this Agreement are inserted for convenience of reference only and will in no way define, limit, constrict or describe the scope or intent of this Agreement nor in any way affect this Agreement.

1.03 This Agreement and all matters arising under this Agreement will be governed by, construed and enforced in accordance with the laws of Delaware and any proceeding commenced or maintained in connection with this Agreement will be so commenced and maintained in the court of appropriate jurisdiction in the County of Vancouver, British Columbia to which jurisdiction the parties irrevocably attorn.

1.04 In this Agreement, wherever the context requires, words importing the singular number will include the plural and vice versa, words importing the masculine gender will include the feminine and neuter genders and words importing persons will include firms and corporations and vice versa.

1.05 Unless otherwise stated, a reference in this Agreement to a numbered or lettered article, section, paragraph or subparagraph refers to the article, section, paragraph or subparagraph bearing that number or letter in this Agreement.

1.06 If any covenant or other provision of this Agreement is invalid, illegal or incapable of being enforced by reason of any rule of law or public policy such covenant or other provision will be severed; all other terms and conditions of this Agreement will, nevertheless, remain in full force and effect and no covenant or provision will be deemed dependent upon any other covenant or provision unless so expressed herein.

ARTICLE 2 GRANT OF OPTION

2.01 The Company grants the Director an irrevocable, non-transferable and non-assignable option (the "Option") to purchase Optioned Shares for the Exercise Price on the terms and other conditions of this Agreement.

2.02 It is a condition that there is available to the Director under the Securities Act an exemption from the registration requirements and the prospectus requirements of the Securities Act under Rule 504.

ARTICLE 3 EXERCISE OF OPTION

3.01 The Director may exercise the Option from time to time with respect to all or part of the Optioned Shares or Optioned Shares remaining unpurchased.

     3.07 The Option will be exercised by the Director or his legal personal representative by delivering to the principal business office of the Company in Vancouver, British Columbia or such other place as is designated by the Company from time to time:

(a) a notice stating the number of Optioned Shares being purchased; and

(b) a certified check or bank draft in favor of the Company drawn in United States dollars for the product of the number of Optioned Shares being purchased and the Exercise Price.

3.03 On exercise of Option, the Company will forthwith cause its transfer agent to deliver to any of the Director, his legal representative or such other person as the Director may otherwise direct in the notice of exercise of the Option a certificate or certificates in the name of any of the Director, his legal representative or such other person as the Director may otherwise direct in the notice of exercise of the Option representing such number of Optioned Shares for which payment has been made

3.04 Nothing in this Agreement obligates or will obligate the Director to purchase or pay for any Optioned Shares except those Shares in respect of which the Director has exercised the Option in the manner prescribed.

3.05 If the Optioned Shares have not been registered under the Securities Act, the certificate or certificates representing the Optioned Shares, will be endorsed with a legend as follows:

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), THE DELAWARE STATE SECURITIES ACT OR ANY OTHER APPLICABLE SECURITES ACT AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SUCH STATE SECURITIES LAWS, OR (2) AT THE OPTION OF THE COMPANY, UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL FOR THE TRANSFEROR, REASONABLY SATISFACTORY TO COUNSEL FOR THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

3.06 The Director acknowledges that the Option and the Optioned Shares, if any, are issued pursuant to the exemption from the registration requirements contained in Regulation D of Rule 504 of the Securities Act and that:

(a) the Shares and the Optioned Shares have not been registered under the Securities Act or any state or provincial securities laws, and are being offered in reliance on certain exemptions contained in the Securities Act and such state or provincial securities laws;

(b) if the Optioned Shares have not been registered under the Securities Act, the Optioned Shares will not be sold or transferred except pursuant to:

(i) an effective registration statement under the Securities Act and any applicable state securities laws;

(ii) Rule 144 promulgated under the Securities Act; or

(ii) an opinion of counsel satisfactory to the Company to the effect that such registration is not required; and

(c) the Option is non-transferable regardless of whether or not there exists an exemption under which the Option could be sold or transferred to a third party; and

(d) no federal, state or provincial agency has made any finding or determination as to the fairness of the investment, or any recommendation or endorsement of the Shares or any other securities of the Company.

ARTICLE 4 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DIRECTOR

4.01 The Director represents and warrants to, and covenants with, the Company that:

(a) the Director is resident for securities law purposes in China; and

(b) the grant of the Option has not been made by expectation of employment or continued employment.

ARTICLE 5 TERMINATION OF OPTION

5.01 The Option and this Agreement will terminate on the earlier of the Expiry Date or:

(a) six months after the Director ceases to be a member of the board of directors of the Company;

(b) six months after the date of the death of the Director;

(c) the time at which any securities regulatory authority issues against the Director a cease trade order based on a determination that trading of the securities of the Company by the Director is not in the best interests of the public; or

(d) the time at which the Company determines that any of the Director, his legal representative or such other person as is designated by the Director in the notice exercising the Option as the person to whom Optioned Shares are to be issued is in breach of any condition in this Agreement or applicable law relating to the sale by the Director, his legal representative or such other person as is designated of any of the Optioned Shares.

ARTICLE 6 PROHIBITION ON DEALING WITH THE OPTION AND RESTRICTIONS ON SALE OF OPTIONED SHARES

6.01 The Director will not pledge, mortgage, hypothecate, sell, assign or transfer, or agree to pledge, mortgage, hypothecate, sell, assign or transfer the Option or any interest in, or right to, the Option.

ARTICLE 7 ADJUSTMENT OF NUMBER OF OPTIONED SHARES

7.01 The number of Optioned Shares deliverable upon the exercise of the Option will be adjusted as follows:

(a) if there is any subdivision or subdivisions of the Shares while the Option is in effect into a greater number of Shares, the Company will deliver at the time of purchase of Optioned Shares, in addition to the number of Optioned Shares in respect of which the right to purchase is being exercised, such additional number of Optioned Shares as result from such subdivision or subdivisions without the Director making any additional payment or giving any other consideration;

(b) if there is any consolidation or consolidations of the Shares while the Option is in effect into a lesser number of Shares, the Company will deliver and the Director will accept, at the time of purchase of Optioned Shares, instead of the number of Optioned Shares in respect of which the right to purchase is being exercised, the lesser number of Optioned Shares as a result from such consolidation or consolidations;

(c) if there is any change of the Shares of the Company while the Option is in effect, the Company will deliver at the time of purchase of Optioned Shares the number of Optioned Shares of the appropriate class resulting from the such change as the Director would have been entitled to receive in respect of the number of Optioned Shares so purchased had the right to purchase been exercised before such change;

(d) if there is any capital reorganization, reclassification or change of outstanding equity shares, other than a change in the par value, of the Company or if there is any consolidation, merger or amalgamation of the Company with or into any other company or any sale of the property of the Company as or substantially as an entirety at any time while the Option is in effect, the Director may purchase and receive, instead of the Optioned Shares purchasable and receivable upon the exercise of the Option, the kind and amount of Shares and other securities and property receivable upon such capital reorganization, reclassification, change, consolidation, merger, amalgamation or sale which the holder of a number of Shares equal to the number of Optioned Shares purchasable and receivable upon the exercise of the Option would have received as a result of such event.

The subdivision or consolidation of Shares at any time outstanding into a greater or lesser number of Shares, whether with or without par value, will not be deemed to be a capital reorganization or a reclassification of the capital of the Company for the purposes of this paragraph (d).

7.02 The adjustments provided for in section 7.01 are cumulative.

7.03 The Company will not be required to issue fractional Shares in satisfaction of its obligations and any fractional interest in a Share that would, except for the provisions of this section, be deliverable upon the exercise of the Option will be cancelled and not be deliverable by the Company.

7.04 If any questions at any time arise with respect to the exercise price or number of Optioned Shares deliverable upon exercise of the Option, such questions will be conclusively determined by the Company's auditors, or, if they decline to so act, any other firm of chartered accountants in Vancouver, British Columbia that the Company may designate and who will have access to all appropriate records and such determination will be binding upon the Company and the Director.

7.05 The Director will have no rights whatsoever as a shareholder in respect of any of the Optioned Shares, including any right to receive dividends or other distributions, other than in respect of Optioned Shares in respect of which the Director has exercised its Option and which the Director has taken up and paid for.

7.06 The Company represents and warrants to, and covenants with the Director that:

(a) the Company will use its best efforts to proceed to have its Shares registered under the Securities Exchange Act of 1934; and

(b) the Company will reserve in its treasury sufficient Shares to permit the issuance and allotment of the Optioned Shares to the Director if the Option or any part thereof is exercised.

ARTICLE 8 GENERAL PROVISIONS

8.01 Time is of the essence of the performance of every obligation under this Agreement, and no failure or lack of diligence by any party in proclaiming or seeking redress for any violation of, or insisting on strict performance of, any provision of this Agreement will prevent a subsequent violation of that provision, or of any other provision, from giving rise to any remedy that would be available if it were an original violation of that provision or another provision.

8.02 This Agreement will be binding upon and enure to the benefit of the respective heirs, executors, administrators and other legal representatives and, to the extent permitted hereunder, the respective successors and assigns, of the parties.

8.03 Unless otherwise provided herein, any notice, payment or other communication to a party under this Agreement may be made, given or served by delivery, telecopy or email and addressed as follows:

(a) if to the Director:

Dr. Fu Lin Zhou
c/o South China Construction University,
No. 248 Guang Yuan Zhong Road, Guangzhou 510405
People's Republic of China

Tel/Fax: 011-8620-8382-8917
Email: gzflz@scut.ed.cn
       ----------------

(b) if to Vibro-Tech

Vibro-Tech Industries, Inc.
201-11240 Bridgeport Road
Richmond, B.C.  V6X IT2

Attention: Mr. Jock Chong, President

Fax: 604-278-2712
Email: bjchong@idmail.com
       ------------------

8.04 Any notice, payment or other communication so delivered, telecopied or emailed will be deemed to have been given or served at the time of delivery or transmission by telecopy or email.

8.05 A party may by notice change its address for service.

8.06 This Agreement constitutes the entire agreement between the parties and supercedes all previous agreements or understandings between the parties in any way relating to its subject matter and the Company has made not representations, inducements, warranties or promises concerning this Agreement or the matters referred to herein which are not embodied in this Agreement.

IN WITNESS WHERE OF this Agreement has been executed by the parties as at the date first above written.

VIBRO-TECH INDUSTRIES, INC.

By: /s/ Gary MacDonald
Gary MacDonald, Secretary

Signed, Sealed and Delivered by Dr. Fu Lin           )
Zhou in the presence of:                             )
                                                     )
/s/ illegible                                        )
                                                     )  /s/ Dr. Fu Lin Zhou
                                                     )      DR. FU LIN ZHOU

3007051109/1-7